AMENDMENT
                               DATED MAY 24, 2006,
                                     TO THE
                       DISTRIBUTION PLAN - A-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED

                                FORM OF EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - A-CLASS SHARES

RYDEX SERIES FUNDS

         Nova Fund
         Inverse S&P 500 Fund (formerly Ursa Fund)
         OTC Fund
         Inverse OTC Fund (formerly Arktos Fund)
         Mid-Cap Advantage Fund (formerly Medius Fund)
         Russell 2000 Advantage Fund (formerly Mekros Fund)
         Government Long Bond Advantage Fund
         Inverse Government Long Bond Fund (formerly Juno Fund)
         U.S. Government Money Market Fund
         Europe Advantage Fund (formerly Large-Cap Europe Fund)
         Japan Advantage Fund (formerly Large-Cap Japan Fund)
         Large-Cap Value Fund
         Large-Cap Growth Fund
         Mid-Cap Value Fund
         Mid-Cap Growth Fund
         Inverse Mid-Cap Fund
         Small-Cap Value Fund
         Small-Cap Growth Fund
         Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)
         Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund) Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)
         Banking Fund
         Basic Materials Fund
         Biotechnology Fund
         Commodities Fund
         Consumer Products Fund
         Electronics Fund
         Energy Fund
         Energy Services Fund
         Financial Services Fund
         Health Care Fund
         Internet Fund
         Leisure Fund
         Precious Metals Fund
         Retailing Fund
         Real Estate
         Technology Fund

         Telecommunications Fund
         Transportation Fund
         Utilities Fund
         Sector Rotation Fund
         Multi-Cap Core Equity Fund (formerly Core Equity Fund)
         Absolute Return Strategies Fund
         Hedged Equity Fund
         Market Neutral Fund
         S&P 500 Fund
         Russell 200 Fund
         EPT MODERATE FUND
         EPT CONSERVATIVE FUND
         EPT AGGRESSIVE FUND

                          ADDITIONS ARE NOTED IN BOLD.

DISTRIBUTION FEES

      Distribution Services......................Twenty-Five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.